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                                                                    EXHIBIT 3-13

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                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                           THE DETROIT EDISON COMPANY




                UNDER SECTION 642 OF THE BUSINESS CORPORATION ACT




















 (AS FILED DECEMBER 10, 1991 WITH THE STATE OF MICHIGAN, DEPARTMENT OF COMMERCE)

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                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                           THE DETROIT EDISON COMPANY


     1. These Restated Articles of Incorporation are executed pursuant to the provisions of Section 642, Act No. 121, Michigan Public Acts of 1989.

     2.   The present name of the corporation is THE DETROIT EDISON
          COMPANY.

     3. The date of filing the original Articles of Incorporation was April 26, 1967; and Restated Articles of Incorporation were filed on July 25, 1978; May 27, 1981; October 25, 1983; and December 10, 1991.

     4. The following Restated Articles of Incorporation supersede the original Articles of Incorporation as amended and restated and shall be the Articles of Incorporation of the corporation:


                                    ARTICLE I

     The name of the corporation is THE DETROIT EDISON COMPANY.


                                   ARTICLE II

     The purposes for which the corporation (the "Company") is formed are the manufacture, production, generation, storage, sale, distribution and supply of electricity, ice, salt, and chemical products, hot water, steam and other vapors, gases and liquids, for light, heat and power for use and application for municipal, domestic, scientific, manufacturing and any and all other purposes, public and private, to which the same can be applied; the treatment and refinement of metals, ores and minerals by electrolytic and other processes; the manufacture, construction and (so far as may be permitted by law) the operation and maintenance of plants, buildings, machinery, equipments, pipe lines, distributing systems and every accessory and convenience for conducting and developing the manufacture, production, use, distribution, regulation, control and application of the foregoing products, for the purposes of light, heat, cold, power, locomotion, transportation, mining, smelting and refining, and for all other purposes to which the same can be applied; to purchase, lease, and otherwise acquire, use, operate, sell license and otherwise dispose of any plants, buildings, machinery, equipments, apparatus and devices or processes for any of said purposes or any part thereof, to purchase, lease and otherwise acquire, use, operate, sell, let, license and otherwise dispose of any inventions, patents, patent rights, processes, business, good-will, trademarks, brands and any and all other property, rights and privileges in connection with any of the purposes herein referred to; to explore, develop, own and operate salt mines and other mines; to acquire by purchase or otherwise mining concessions, mining claims and mines, together with all mining rights, water powers, water rights and any and all rights, powers, franchises and privileges appertaining thereto; to lease, buy and otherwise acquire lands, and to construct, maintain, improve, develop, control and manage water works and irrigation works, and to dispose by sale or otherwise and to transfer any or all of the same; to acquire, operate, maintain and dispose of storage, transportation and all other facilities and conveniences whatsoever and wheresoever in connection with any of

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the purposes herein referred to; to purchase, acquire, hold and dispose of the stocks, bonds and other evidences of indebtedness of any corporation, domestic or foreign, and to issue in exchange therefor, its stock, bonds or other obligations, and to deposit or place all or any of such shares or stocks or other securities of such companies or of this Company in escrow or trust, for such period and upon such terms and conditions as the Board of Directors may deem desirable, and as may be permitted by law; to issue bonds, debentures or obligations of the Company, from time to time, for any of the objects or purposes of the Company, and to secure the same by mortgage or mortgages or deed or deeds of trust, on any or all of the property, rights, franchises and incomes of the Company, wheresoever situated, acquired and to be acquired, and to sell or otherwise dispose of the same in such manner and upon such terms as the Board of Directors may deem judicious. Each of the foregoing purposes shall be regarded as an independent purpose and shall not be limited or restricted by reference to, or inference from, the terms of any other specified purpose. In general to carry on any business in connection therewith and incident thereto not forbidden by the laws of the State of Michigan and with all the powers conferred on corporations by the laws of the State of Michigan.


                                   ARTICLE III

     The location and post office address of the principal office of the Company at the time of filing these Articles is 2000 Second Avenue, Detroit, Wayne County, Michigan 48226 and it is hereby designated as the location and post office address of the registered office of the Company in Michigan under these Articles.


                                   ARTICLE IV

     The name of the Company's resident agent in Michigan at the time of filing these Articles is John E. Lobbia and he is hereby designated as the resident agent of the Company in Michigan under these Articles.


                                    ARTICLE V

     A. The amount of the Company's authorized capital stock is Four Billion Seven Hundred Four Million Seven Hundred Forty-Eight Thousand Four Hundred Dollars consisting of four hundred million shares of Common Stock of the par value of $10 per share, six million seven hundred forty-seven thousand four hundred eighty-four shares of Preferred Stock of the par value of $100 per share and thirty million shares of Preference Stock of the par value of $1 per share.

     B. The statement of all or any of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the shares of each class of stock of the Company is as follows:

                          DIVISION I - PREFERRED STOCK

          (1)  The Preferred Stock may be issued from time to time as follows:

               (a) As full-paid and nonassessable shares of one or more series of Preferred Stock, and in the resolution or resolutions providing for the issue of shares of each particular series, before issuance, the Board of Directors is expressly authorized to fix:

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                    (i)   the distinctive serial designation of such series, and
                    the number of shares which shall constitute such series, which number may be increased (unless otherwise provided for such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors to the extent permitted by law;

                    (ii) the annual dividend rate, and the dividend payment dates (which dates shall be quarter-yearly), for such series, and the date from which dividends on all shares of such series issued prior to the record date for the first dividend shall be cumulative;

                    (iii) the redemption price or prices for such series, which shall in each case be not less than $100 and which may consist of a redemption price or scale of redemption prices applicable only to redemption for a sinking fund and a different redemption price or scale of redemption prices applicable to any other redemption;

                    (iv) the amount payable on shares of such series in the event of any voluntary liquidation, dissolution or winding up of the Company;

                    (v) the obligation, if any, of the Company to retire shares of such series pursuant to a sinking fund (which term as used herein shall include any fund or requirement for the periodic redemption or purchase of shares), and the terms and provisions of such sinking fund;

                    (vi) the terms and conditions, if any, upon which shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms and conditions of change in basis or adjustment thereof, if any.

               (b) All shares of the Preferred Stock shall be of equal rank with each other, regardless of series, and shall be identical with each other in all respects except as provided in or permitted by paragraph (a) of this subdivision (1) and in paragraph (c) of subdivision (8); and the shares of the Preferred Stock of any one series shall be identical with each other in all respects except as to the dates from and after which dividends thereon shall be cumulative;

               (c) In case the stated dividends and the amounts payable on liquidation are not paid in full, the shares of all series of the Preferred Stock shall share ratably in the payment of dividends including accumulations, if any, in accordance with the sums which would be payable on said shares if all dividends were declared and paid in full, and in any distribution of assets other than by way of dividends in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full.

          (2) The holders of Preferred Stock shall be entitled to receive, but only when and as declared by the Board of Directors and only out of surplus legally available for the payment of dividends, cumulative cash dividends at the annual rate for each particular series and no more, payable quarter-yearly in each year on the dividend payment dates theretofore fixed for such series to stockholders of record on the respective dates, not exceeding forty days preceding such dividend payment dates, fixed for each dividend when it is declared. Dividends on shares of the Preferred Stock shall be cumulative from and after dates determined as follows:


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               (a)  if issued prior to or on the record date for the first dividend on shares of any series, then from the date fixed by the resolutions providing for that series;

               (b) if issued after the record date and on or before the payment date for a dividend on shares of the same series, then from and after such dividend payment date; and

               (c) otherwise from and after the quarter-yearly dividend payment date for a series next preceding the date of issue of the particular shares of that series;

          but any arrearages in the payment thereof shall not bear interest.

          (3) While any of the Preferred Stock is outstanding, no dividend shall be paid or declared, nor any distribution be made, on any junior stock (stock junior to the Preferred Stock either as to dividends or upon any liquidation, dissolution or winding up) other than a dividend payable in junior stock, nor shall any shares of junior stock be acquired (other than by an acquisition of shares of junior stock in exchange for, or through application of an amount not in excess of the proceeds of the sale of, shares of junior stock) by the Company or by any subsidiary (which term as used herein shall mean any corporation a majority of the shares of which at the time outstanding having voting power for the election of Directors, either at all times or only so long as no senior class of stock has voting power because of default in dividends or some other default, is owned directly or indirectly by the Company);

               (a) unless all dividends on the Preferred Stock of all series accrued for all past quarter-yearly dividend periods shall have been paid and the full dividends thereon for the then current quarter yearly dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart; and

               (b) unless, if at the time the Company is obligated to retire shares of the Preferred Stock pursuant to a sinking fund, the Company shall have redeemed or purchased all shares of the Preferred Stock then or theretofore required to be redeemed or purchased pursuant to all sinking funds provided for the Preferred Stock.

               Subject to the foregoing provisions and to any further limitations prescribed by or in accordance with the provisions of subdivision (1) hereof, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on junior stock from time to time out of any funds of the Company legally available for the payment of dividends, and the Preferred Stock shall not be entitled to participate in any such dividends.

          (4) Subject to the provisions herein with respect to the Preferred Stock, the Board of Directors shall have power from time to time to fix, determine and vary the amount of working capital of the Company and to direct and determine the use and disposition of any surplus of the Company over and above the capital of the Company, and to use the surplus of the Company for the purpose of acquiring any of the stock of the Company, and to reissue and sell any of the stock so acquired.

          (5) Subject to the provisions of paragraph (d) of subdivision (8) hereof, the Company at its option, acting by its Board of Directors, or for the purpose of any sinking fund, may redeem the whole or any part of the Preferred Stock at any time outstanding, or the whole or any part of any series thereof, at any time or from time

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          to time, upon notice duly given as hereinafter specified, at the applicable redemption price or prices fixed by the resolutions creating the series, together with a sum, in the case of each share so to be redeemed, computed at the annual dividend rate for the series of which the particular share is a part, from and after the date on which dividends on such share became cumulative to and including the date fixed for such redemption, less the aggregate of the dividends theretofore and on such redemption date paid thereon, but computed without interest.

               Notice of every redemption of Preferred Stock shall be given by publication at least once in a newspaper printed in the English language, customarily published on each business day, and of general circulation in the Borough of Manhattan, The City of New York, such publication to be at least on the thirtieth day prior to the date fixed for such redemption. Notice of every such redemption shall also be mailed at least on the thirtieth day prior to the date fixed for such redemption to the holders of record of the shares so to be redeemed at their respective addresses as the same shall appear on the books of the Company; but no failure to mail such notice nor any defect therein nor in the mailing thereof shall affect the validity or effectiveness of the redemption of any shares so to be redeemed.

               In case of any redemption of a part only of the Preferred Stock, or any series thereof, at the time outstanding, the redemption may be either pro rata or by lot. The Board of Directors shall have full power and authority to prescribe the manner and method in which the drawings by lot or the pro rata redemption shall be conducted and, subject to the provisions herein contained, the terms and conditions upon which the Preferred Stock shall be redeemed from time to time.

               If any such notice of redemption shall have been duly given and if, on or before the redemption date specified therein, all funds necessary for such redemption shall have been set aside by the Company, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, all shares so called for redemption shall no longer be deemed outstanding on and after such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on redemption thereof, without interest, and the right to exercise on or before the date fixed for redemption, privileges of exchange or conversion, if any, not theretofore expired.

               If any such notice of redemption shall have been duly given or if the Company shall have given to the bank or trust company hereinafter referred to irrevocable written authorization promptly to give or complete such notice, and if on or before the redemption date specified therein all funds necessary for such redemption shall have been deposited by the Company with a bank or trust company in good standing, designated in such notice, organized under the laws of the United States of America or of the State of New York, doing business in the Borough of Manhattan, The City of New York having a capital, surplus and undivided profits aggregating at least $5,000,000 according to its last published statement of condition, in trust for the pro rata benefit of the holders of the shares so called for redemption, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit all shares of the Preferred Stock so called for redemption shall no longer be deemed to be outstanding and all rights with respect to such shares shall forthwith cease and terminate, except only the right of the holders thereof to receive from such bank or

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          trust company at any time after the time of such deposit the funds so deposited, without interest, and the right to exercise on or before the date flxed for redemption, privileges of exchange or conversion, if any, not theretofore expired. Any interest accrued on such funds shall be paid to the Company from time to time.

               Any funds so set aside or deposited by the Company which shall not be required for such redemption because of the exercise of any right of conversion or exchange subsequent to the date of such setting aside or deposit shall be released or repaid to the Company forthwith.

               While any dividends payable on the Preferred Stock shall be in arrears, no shares of such Stock shall be redeemed by the Company (for the purpose of any sinking fund or otherwise) unless all such Stock then outstanding shall simultaneously be redeemed, and no shares of such Stock shall be purchased by the Company or any subsidiary (for the purpose of any sinking fund or otherwise) unless such purchase shall be pursuant to tenders called for on at least twenty (20) days' prior written notice given by mail to the holders of record of the Preferred Stock addressed to them at their respective addresses as the same shall appear on the books of the Company and the shares so purchased shall be those tendered at the lowest prices pursuant to such call for tenders, except in any case where such redemption or purchase shall have been authorized pursuant to paragraph (d) of subdivision (8) hereof. Subject to the foregoing, the Board of Directors shall have full power and authority to prescribe the manner in which the call for tenders shall be conducted, and the terms and conditions upon which the Preferred Stock shall be purchased pursuant to such tenders.

               Shares of Preferred Stock which are redeemed or purchased shall not be reissued.

          (6) In the event of any liquidation, dissolution or winding up to the Company, the holders of the Preferred Stock of each series then outstanding shall be entitled to receive out of the assets of the Company, before any distribution or payment shall be made to the holders of the junior stock,

               (a) if such liquidation, dissolution or winding up be voluntary, the amounts payable on shares of such series fixed by the resolutions creating the series, or

               (b) if such liquidation, dissolution or winding up be involuntary, the sum of $100 per share, plus, in each case, in respect of each such share, a sum computed at the annual dividend rate for the series of which such share is a part from and after the date on which dividends on such share became cumulative to and including the date fixed for such payment, less the aggregate of dividends theretofore paid thereon, but computed without interest. If such payment shall have been made in full to the holders of the Preferred Stock on voluntary or involuntary liquidation, dissolution or winding up, the remaining assets of the Company shall be distributed among the holders of the junior stock, pro rata in accordance with their respective rights. For the purpose of this subdivision (6), (i) the sale, lease or conveyance of all or substantially all the property or business of the Company to, or the consolidation or merger of the Company with, any other corporation or corporations, or (ii) a reorganization which does not adversely affect the rights or preferences of the Preferred Stock, shall not be deemed to constitute a liquidation, dissolution or winding up of the Company, voluntary or involuntary, provided, however, that the sale, lease, or conveyance of all or substantially all of the property or business of the Company to any


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               governmental body, including, without limitation, any municipal corporation or political subdivision or authority, and any liquidation, dissolution or winding up attributable to governmental action, shall be deemed to be an involuntary liquidation, dissolution or winding up.

          (7) No holder of Preferred Stock shall have any preemptive or preferential right to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever, or of securities convertible into any stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend or otherwise.

          (8) The consent of the holders of at least two-thirds of the Preferred Stock at the time outstanding, in the case of the matters specified in clauses (a), (c) and (d) of this subdivision (8), and of at least a majority of such Stock, in the case of the matters specified in clauses (b) and (e) of this subdivision (8), given in person or by proxy, either in writing or at a special meeting called for the purpose, at which the Preferred Stock shall vote separately as a class (unless the consent of the holders of a larger amount of such Stock is then required by law) shall be necessary to effect or validate any one or more of the following:

               (a) The authorization of any class of stock of the Company ranking prior to, or on a parity with, the Preferred Stock; or to increase the authorized amount of any stock ranking prior to the Preferred Stock;

               (b) The authorization of any increase in the authorized amount of the Preferred Stock or of any stock of the Company ranking on a parity with the Preferred Stock;

               (c) The amendment, alteration or repeal of any of the provisions of these Articles of Incorporation, as amended, so as to affect adversely any right, preference, privilege or voting power of the Preferred Stock; and provided further that if any such amendment, alteration or repeal shall affect adversely any right, preference, privilege or voting power of one or more, but not all, of the series of Preferred Stock at the time outstanding, or shall unequally so affect the series of Preferred Stock at the time outstanding, the consent of the holders of at least two-thirds of the shares then outstanding of each such series so affected, similarly given, shall be required in addition to the consent of the holders of two-thirds of the Preferred Stock voting as a class;

               (d) The purchase otherwise than pursuant to tenders as hereinabove provided or the redemption of less than all of the Preferred Stock at the time outstanding, unless the full dividend on the Preferred Stock for all past quarter-yearly dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart; or

               (e) The voluntary liquidation, dissolution or winding up of the Company, or the sale, lease or conveyance of all or substantially all of the property or business of the Company, or a consolidation or merger of the Company with, any other corporation or corporations (other than the consolidation or merger of the Company with any corporation or corporations, all the outstanding stock of which it then owns);

          provided that no vote or consent of the holders of the Preferred Stock shall be required under the provisions of this subdivision (8) if, at or prior to the time when the

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          act with respect to which such vote or consent would otherwise be required shall be effected, provision is to be made in accordance with the provisions of the fifth paragraph of subdivision (5) for the redemption of all shares of Preferred Stock at the time outstanding.

          (9) Unless and until four quarter-yearly dividends (whether or not consecutive) payable on the Preferred Stock of any series shall be in default, in whole or in part, the entire voting power and all voting rights, except as otherwise specifically provided in subdivision (8) above or required by law, shall be vested exclusively in the Common Stock. If and when four quarter-yearly dividends (whether or not consecutive) payable on the Preferred Stock of any series shall be in default, in whole or in part, the number of Directors constituting the Board of Directors shall be increased by two (such two Directors being herein sometimes called the "additional two Directors") and the holders of the outstanding Preferred Stock (of all series), voting separately as a class, regardless of series, shall thereupon, in addition to the voting rights specifically provided in subdivision (8) above and required by law, become entitled, at any annual meeting of the stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Preferred Stock called as hereinafter provided, until all dividends in default shall have been paid as hereinafter provided, to elect the additional two Directors. However, if and when all dividends then in default on the Preferred Stock of each series then outstanding shall thereafter be paid, the Preferred Stock shall then be divested of such voting power, but always subject to the same provisions for the vesting of such voting power in the Preferred Stock in case of any similar future default or defaults. Upon termination of the voting power of the Preferred Stock at any time by reason of the payment of all defaulted dividends on such Stock, the terms of office of the additional two Directors (whether elected by vote of the holders of the Preferred Stock or to fill a vacancy) shall forthwith terminate and the number of Directors constituting the Board of Directors shall be reduced accordingly.

               At any time after such voting power shall have become so vested in the Preferred Stock, a special meeting of the holders of the Preferred Stock may be held for the purpose of electing the additional two Directors, at the place, upon the notice and at the time provided by the Company's By-Laws for a special meeting of stockholders. The Secretary of the Company, upon the written request of the owners of record of not less than five percent of the Preferred Stock outstanding at the time, within ten days after receipt of any such request, shall give the direction for the holding of such a special meeting of the holders of the Preferred Stock on a day not more than forty days after the date of the giving of such direction; and, if the Secretary shall fail to give such direction within ten days after receipt of any such request, then the owners of record of not less than five percent of the Preferred Stock outstanding at the time may designate in writing one of their number to call such meeting, and the person designated may call such meeting to be held at the place and upon the notice above provided, and for that purpose shall have access to the stock books of the Company. If such special meeting of the holders of the Preferred Stock shall not be held, then at the annual meeting of stockholders next succeeding the accrual of such voting power or special meeting held in place thereof, the holders of the Preferred Stock, voting separately as a class, shall be entitled to receive notice of meeting and to elect the additional two Directors, with the same validity and effect as if such election had occurred at a special meeting of the holders of the Preferred Stock, held as hereinabove provided. At any meeting at which the holders of the Preferred Stock shall be entitled to elect the additional two Directors, the holders of at least a majority of the then outstanding shares of the Preferred Stock, whether present in person or by proxy, shall be sufficient to constitute a quorum for the election of,

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          and a plurality of the votes of the holders of the Preferred Stock so present at any such meeting at which there shall be such a quorum shall be sufficient to elect, the additional two Directors. The Directors elected at any such meeting shall hold office until the next annual meeting of stockholders or special meeting held in place thereof or as otherwise provided above. In case of any vacancy in the Board of Directors occurring among the additional two Directors (whether elected by the holders of the Preferred Stock or to fill a vacancy), the remaining such Director may elect a successor to hold office until the next annual meeting of the stockholders or special meeting held in place thereof or as otherwise provided above. If not so filled prior to the next succeeding annual meeting of stockholders, such vacancy may be filled at such annual meeting by the vote of the holders of the Preferred Stock, voting separately as a class.

          (10) The designation, number, relative rights and preferences of the Convertible Cumulative Preferred Stock, 5-1/2% Series, $100 par value (insofar as they supplement the provisions which are applicable to all shares of Preferred Stock, irrespective of series, contained in the Company's Articles of Incorporation, as amended), as affixed by the Board of Directors before the issuance of such series, are as follows:

               (i) The series shall be designated as Convertible Cumulative Preferred Stock, 5-1/2% Series, $100 par value (hereinafter called "this Series"), and shall consist of 961,093 shares. Such number shall not be increased.

               (ii) The dividend rate on the shares of this Series shall be $5.50 per share per annum; such dividends shall be fully cumulative from October 15, 1967 and shall be payable quarterly on the fifteenth day of January, April, July and October in each year.

               (iii) The shares of this Series shall be redeemable at: $105 per share if redeemed prior to October 15, 1968; $104 per share if redeemed thereafter and prior to October 15, 1969; $103 per share if redeemed thereafter and prior to October 15, 1970; $102 per share if redeemed thereafter and prior to October 15, 1971; $101 per share if redeemed thereafter and prior to October 15, 1972; and $100 per share if redeemed thereafter; plus, in each case, an amount equal to dividends accrued to the redemption date.

               (iv) The liquidation price of the shares of this Series, in case of voluntary liquidation, dissolution or winding up, shall be an amount equal to the redemption price per share applicable on the date of such voluntary liquidation, dissolution or winding up.

               (v) There shall be no sinking fund with respect to the shares of this Series.

               (vi) The holders of shares of this Series shall have the right, at their option, to convert such shares into shares of Common Stock of the corporation at any time on and subject to the following terms and conditions:

                     (1) The shares of this Series shall be convertible at the office of any transfer agent, and at such other office or offices, if any, as the Board of Directors may designate, into full paid and non-assessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock of the corporation, at the conversion price, determined as hereinafter provided, in effect at the time of conversion, each share of this

                     Series being taken at $100 for the purpose of such conversion. The price at which shares of Common Stock shall be delivered upon conversion (herein called the "conversion price") shall be initially $30 per share of Common Stock. The conversion price shall be reduced in certain instances as provided in paragraphs (3), (9) and (10) below, and shall be increased in certain instances as provided in paragraph (10) below. No payment or adjustment shall be made upon any conversion on account of any dividends accrued on the shares of this Series surrendered for conversion or on account of any dividends on the Common Stock issued upon such conversion.

          (2) In order to convert shares of this Series into Common Stock the holder thereof shall surrender at any office hereinabove mentioned the certificate or certificates therefor, duly endorsed to the corporation or in blank, and give written notice to the corporation at said office that he elects to convert such shares. Shares of this Series shall be deemed to have been converted immediately prior to the close of business on the day of the surrender of such shares for conversion as provided above, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the corporation shall issue and shall deliver at said office a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with cash in lieu of any fraction of a share, as hereinafter provided, to the person or persons entitled to receive the same. Shares of this Series which have been converted shall not be reissued. In case shares of this Series are called for redemption, the right to convert such shares shall cease and terminate at the close of business on the date fixed for redemption, unless default shall be made in payment of the redemption price.

          (3) In case the conversion price in effect immediately prior to the close of business on any day shall exceed by 50 cents or more the amount determined at the close of business on such day by dividing:

               (i) a sum equal to (a) 28,832,811 multiplied by $30 (being the initial conversion price), plus (b) the aggregate of the amounts of all consideration received by the corporation upon the issuance of Additional Shares of Common Stock (as hereinafter defined), minus (c) the aggregate of the amounts of all dividends and other distributions which have been paid or made after September 28, 1967 on Common Stock, other than in cash out of its earned surplus or in Common Stock or in other securities convertible or exchangeable into Common Stock or in rights or options to subscribe for or to purchase Common Stock or any such other convertible or exchangeable securities, by

               (ii) the sum of (a) 28,832,811 and (b) the number of Additional Shares of Common Stock which shall have been issued,

          the conversion price shall be reduced, effective immediately prior to the opening of business on the next succeeding day, by an amount equal to the amount by which such conversion price shall exceed the amount so determined. The foregoing amount of 50 cents (or such amount as theretofore adjusted) shall be subject to adjustment as provided in paragraphs (9) and (10) below, and such amount (or such amount as theretofore adjusted) is referred to in such paragraphs as the "Differential Amount."

          (4) The term "Additional Shares of Common Stock" as used herein shall mean, without duplication, all shares of Common Stock issued after September 28, 1967 (including shares deemed to be "Additional Shares of Common Stock" pursuant to paragraph (10) below) and all shares of Common Stock which after September 28, 1967 shall have been deemed to be issued pursuant to paragraph (8) below, whether or not subsequently reacquired or retired by the corporation, other than:

               (i)   shares issued upon conversion of shares of this Series;

               (ii) shares issued upon conversion of the 3-1/4% Convertible Debentures due 1969 and of the 3-3/4% Convertible Debentures due 1971 of the Company outstanding on September 28, 1967; and

               (iii) shares issues by way of dividend or other distribution on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clauses (i) or (ii) or this clause (iii) or on shares of Common Stock resulting from any subdivision or combination of shares of Common Stock so excluded.

               Except as otherwise expressly provided, shares of Common Stock or other securities held in the treasury of the Company shall be deemed outstanding, and the sale or other disposition of any such shares shall not be deemed an issuance thereof

          (5) In case of the issuance of Common Stock for a consideration part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the amount of cash received by the Company for such shares (or, if such Common Stock is offered by the Company for subscription, the subscription price, or, if such Common Stock is sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price), without deducting therefrom any compensation or discount in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services or for any expenses incurred in connection therewith.

          (6) In case of the issuance (otherwise than as a dividend or other distribution on any stock of the Company or upon conversion or exchange of other securities of the Company) of Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the value of such consideration as determined by the Board of Directors, irrespective of the accounting treatment thereof. The reclassification of securities other than Common Stock into securities including Common Stock shall be deemed to involve the issuance for a consideration other than cash of such Common Stock immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such Common Stock.

          (7) Common Stock issuable by the way of dividend or other distribution on any class of capital stock of the corporation shall be deemed to have been issued without consideration, and shall be deemed to have been issued immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution, except that if the total number of shares constituting such dividend or other distribution exceeds five percent of the total number of shares of Common Stock outstanding at the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution such Common Stock shall be deemed to have been issued immediately after the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution.

               A dividend or other distribution in cash or in property (including any dividend or other distribution in securities other than Common Stock) shall be deemed to have been paid or made immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution and the amount of such dividend or other distribution in property shall be deemed to be the value of such property as of the date of the adoption of the resolution declaring such dividend or other distribution, as determined by the Board of Directors at or as of that date.

               If, upon the payment of any dividend or other distribution in cash or in property (excluding Common Stock but including all other securities), outstanding shares of Common Stock are canceled or required to be surrendered for cancellation, on a pro rata basis, the excess of the number of shares of Common Stock outstanding immediately prior thereto over the number to be outstanding immediately thereafter (less that portion of such excess attributable to the cancellation of shares excluded from the definition of Additional Shares of Common Stock by clauses (i), (ii) or (iii) of paragraph (4) above), shall be deducted from the sum computed pursuant to clause (ii) of paragraph
          (3) above for the purposes of all determinations under such paragraph
          (3) made immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution and at any time thereafter.

               The reclassification (including any reclassification upon a consolidation or merger in which the Company is the continuing corporation) of Common Stock into securities including other than Common Stock shall be deemed to involve (a) a distribution on Common Stock of such securities other than Common Stock made immediately prior to the close of business on the effective date of the reclassification, and (b) a combination or subdivision, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter.

          (8) In case of the issuance of Common Stock upon conversion or exchange of other securities of the Company or upon or following the exercise of rights or options to subscribe for or to purchase Common Stock or any such other convertible or exchangeable securities, the amount of the consideration received by the Company for such Common Stock shall be deemed to be the total of (a) the amount of the consideration, if any, received by the Company upon the issuance of such other securities or such options, plus (b) the amount of the consideration, if any, other than such other securities, received by the Company (except in adjustment of interest or dividends) upon such conversion, exchange or exercise. In determining the amount of the consideration received by the Company upon the issuance of any such other securities or options (i) the amount of the consideration in cash and other than cash shall be determined pursuant to paragraphs
          (5), (6) and (7) above, and (ii) if securities or options of the same class or series of a class were issued for different amounts of consideration, or if some were issued for no consideration, then the amount of the consideration received by the Company upon the issuance of each of the securities or options of such class or series, as the case may be, shall be deemed to be the average amount of the consideration received by the Company upon the issuance of all the securities or options of such class or series, as the case may be.

          In case at any time the Company shall issue any other securities of the Company convertible or exchangeable into Common Stock, or shall issue any rights or options to subscribe for or to purchase Common Stock or any such other convertible or exchangeable securities (other than rights or options issued to holders of Common Stock entitling them, for a period expiring within 45 days after the record date fixed for the purpose of determining such holders of Common Stock, so to subscribe or purchase), and the minimum price per share for which such Common Stock is issuable (calculated by dividing the minimum consideration receivable by the Company, determined as provided above, upon conversion or exchange of such other securities or upon or following the exercise of such rights or options, or both, as the case may be, by the maximum number of shares of Common Stock thereupon issuable) shall be less than the conversion price in effect at the time of issue of such other securities, rights or options, then such maximum number of shares of Common Stock shall for purposes of this Section (vi), be deemed to have been issued as of the date of issue of such other securities, rights or options (subject to paragraph (7) above) at said minimum price per share. No further adjustment of the conversion price shall be made pursuant to paragraph (3) in respect of the actual issue of any such Common Stock and the actual receipt of consideration already deemed to have been received.

          (9) In case Additional Shares of Common Stock are issued as a dividend or other distribution on any class of capital stock of the Company, the total number of shares constituting which dividend or other distribution exceeds five percent of the total number of shares of Common Stock outstanding at the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution, the conversion price and the Differential Amount in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying each of them by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reductions to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (9), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include any shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock (other than shares of Common Stock which, upon issuance, would not constitute Additional Shares of Common Stock). The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

          (10) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the conversion price and the Differential Amount in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall each be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the conversion price and the Differential Amount in effect at the opening of business on the day following the day upon which such combination becomes effective shall each be proportionately increased, such reductions or increases as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective. In the event of any such subdivision, the number of shares of Common Stock outstanding immediately thereafter, to the extent of the excess thereof over the number outstanding immediately prior thereto (less that portion of such excess attributable to the subdivision of shares excluded from the definition of Additional Shares of Common Stock by clauses (i), (ii) or (iii) of paragraph (4) above), shall be deemed to be "Additional Shares of Common Stock" and to have been issued immediately after the opening of business on the date following the day upon which such division shall have become effective and without consideration. In the event of any such combination, the excess of the number of shares of Common Stock outstanding immediately prior thereto over the number outstanding immediately thereafter (less that portion of such excess attributable to the combination of shares excluded from the definition of Additional Shares of Common Stock by clauses (i), (ii) or (iii) of paragraph (4) above), shall be deducted from the sum computed pursuant to clause (ii) of paragraph (3) above for the purposes of all determinations under such paragraph (3) made on any day after the day upon which such combination becomes effective. Shares of Common Stock held in the treasury of the Company and shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock (other than shares of Common Stock which, upon issuance, would not constitute Additional Shares of Common Stock) shall be considered outstanding for the purposes of this paragraph (10).

          (11) Whenever the conversion price is adjusted as herein provided:

               (a) the Company shall compute the adjusted conversion price in accordance with this Section (vi) and shall prepare a certificate signed by the Treasurer of the Company setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based, including a statement of the consideration received or to be received by the Company for, and the amount of, any Additional Shares of Common Stock issued since the last such adjustment, and such certificate shall forthwith be filed with the transfer agent or agents for this Series; and

               (b) a notice stating that the conversion price has been adjusted and setting forth the adjusted conversion price shall forthwith be required, and as soon as practicable after it is required, such notice shall be published at least once in a daily newspaper in the City of New York, N.Y., and shall be mailed to the holders of record of the outstanding shares of this Series; provided, however, that if within ten days after the completion of mailing of such a notice, an additional notice is required, such additional notice shall be deemed to be required pursuant to this clause (b) as of the opening of business on the tenth day after such completion of mailing and shall set forth the conversion price as adjusted at such opening of business, and upon the publication and mailing of such additional notice no other notice need be given of any adjustment in the conversion price occurring at or prior to such opening of business and after the time that the next preceding notice given by publication and mail became required.

          (12) In case:

               (a) the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its earned surplus; or

               (b) the Company shall authorize the granting to the holders of its Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

               (c) of any reclassification of the capital stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

               (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

          then the Company shall cause to be mailed to the transfer agent or agents for this Series and to the holders of record of the outstanding shares of this Series, at least twenty days (or ten days in any case specified in clause (a) or (b) above) prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

          (13) The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the shares of this Series, the full number of shares of Common Stock then deliverable upon the conversion of all shares of this Series then outstanding.

          (14) No fractional shares of Common Stock shall be issued upon conversion, but, instead of any fraction of a share which would otherwise be issuable, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the market price per share of Common Stock (as determined by the conversion agent) at the close of business on the day of conversion.

          (15) The Company will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of shares of this Series pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of this Series so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

          (16) For the purpose of this Section (vi), the term "Common Stock" shall include any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, and which is not subject to redemption by the Company. However, shares issuable on conversion of shares of this Series shall include only shares of the class designated as Common Stock of the Company as of September 28, 1967, or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

          (17) In case of any consolidation of the Company with, or merger of the Company into, any other corporation (other than a consolidation or merger in which the Company is the continuing corporation), or in case of any sale or transfer of all or substantially all of the assets of the Company, the other corporation formed by such consolidation or the other corporation into which the Company shall have been merged or the other corporation which shall have acquired such assets, as the case may be, shall file the required corporate instruments providing that each holder of shares of this Series then outstanding shall have the right thereafter to convert his shares of this Series into the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock of the Company into which his shares of this Series might have been converted immediately prior to such consolidation, merger, sale or transfer. Such corporate instruments shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section (vi). The above provisions of this Section (vi) shall similarly apply to successive consolidations, mergers, sales or transfers.

     (11) The designation, number, relative rights and preferences of the Cumulative Preferred Stock, 9.32% Series, $100 par value (insofar as they supplement the provisions which are applicable to all shares of Preferred Stock, irrespective of series, contained in the Company's Articles of Incorporation, as amended), as fixed by the Board of Directors before the issuance of such series, are as follows:

          (i) The series shall be designated as Cumulative Preferred Stock, 9.32% Series, $100 par value (hereinafter called "this Series"), and shall consist of 499,080 shares. Such number shall not be increased.

          (ii) The dividend rate on the shares of this Series shall be $9.32 per share per annum; such dividends shall be fully cumulative from October 28, 1970 and shall be payable quarterly on the fifteenth day of January, April, July and October in each year.

          (iii) The shares of this Series shall be redeemable at: $110 per share if redeemed prior to October 15, 1980; $107 per share if redeemed thereafter and prior to October 15, 1983; $104 per share if redeemed thereafter and prior to October 15, 1986; and $101 per share if redeemed thereafter; plus, in each case, an amount equal to dividends accrued to the redemption date; provided, however, that prior to October 15, 1980 no shares of this Series may be redeemed, directly or indirectly, from the proceeds or in anticipation of any refunding operation (other than through the issuance or sale of junior stock) involving an effective cost of money to the Company, computed in accordance with generally accepted financial practice, of less than 9.32% per annum.

          (iv) The liquidation price of the shares of this Series, in case of voluntary liquidation, dissolution or winding up, shall be an amount equal to the redemption price per share applicable on the date of such voluntary liquidation, dissolution or winding up.

          (v) There shall be no sinking fund with respect to the shares of this Series.

          (vi) The holders of shares of this Series shall have no right to convert such shares into shares of Common Stock of the Company.

     (12) The designation, number, relative rights and preferences of the Cumulative Preferred Stock, 7.68% Series, $100 par value (insofar as they supplement the provisions which are applicable to all shares of Preferred Stock, irrespective of series, contained in the Company's Articles of Incorporation, as amended), as fixed by the Board of Directors before the issuance of such series, are as follows:

          (i) The Series shall be designated as Cumulative Preferred Stock, 7.68% Series, $100 par value (hereinafter called "this Series"), and shall consist of 500,000 shares. Such number shall not be increased.

          (ii) The dividend rate on the shares of this Series shall be $7.68 per share per annum; such dividends shall be fully cumulative from March 24, 1971 and shall be payable quarterly on the fifteenth day of January, April, July and October in each year, with the initial dividend on the shares of this Series being payable on July 15, 1971.

          (iii) The shares of this Series shall be redeemable at: $108 per share if redeemed prior to April 15, 1978; $106 per share if redeemed thereafter and prior to April 15, 1981; $103 per share if redeemed thereafter and prior to April 15, 1986; and $101 per share if redeemed thereafter; plus, in each case, an amount equal to dividends accrued to the redemption date; provided, however, that prior to April 15, 1978 no shares of this Series may be redeemed, directly or indirectly, from the proceeds or in anticipation of any refunding operation (other than through the issuance or sale of junior stock) involving an effective cost of money to the Company, computed in accordance with generally accepted financial practice, of less than 7.68% per annum.

          (iv) The liquidation price of the shares of this Series, in case of voluntary liquidation, dissolution or winding up, shall be an amount equal to the redemption price per share applicable on the date of such voluntary liquidation, dissolution or winding up.

          (v) There shall be no sinking fund with respect to the shares of this Series.

          (vi) The holders of shares of this Series shall have no right to convert such shares into shares of Common Stock of the Company.

     (13) The designation, number, relative rights and preferences of the Cumulative Preferred Stock, 7.45% Series, $100 par value (insofar as they supplement the provisions which are applicable to all shares of Preferred Stock, irrespective of series, contained in the Company's Articles of Incorporation, as amended), as fixed by the Board of Directors before the issuance of such series, are as follows:

          (i) The Series shall be designated as Cumulative Preferred Stock, 7.45% Series, $100 par value (hereinafter called "this Series"), and shall consist of 600,000 shares. Such number shall not be increased.

          (ii) The dividend rate on the shares of this Series shall be $7.45 per share per annum; such dividends shall be fully cumulative from November 18, 1971 (except that dividends on shares originally issued after January 15, 1972 shall be fully cumulative from the next preceding quarter-yearly dividend payment date) and shall be payable quarterly on the fifteenth day of January, April, July and October in each year.

          (iii) The shares of this Series shall be redeemable at: $108 per share if redeemed prior to November 15, 1976; $106 per share if redeemed thereafter and prior to November 15, 1981; $103 per share if redeemed thereafter and prior to November 15, 1986; and $101 per share if redeemed thereafter; plus, in each case, an amount equal to dividends accrued to the redemption date; provided, however, that prior to November 15, 1976 no shares of this Series may be redeemed, directly or indirectly, from the proceeds or in anticipation of any refunding operation (other than through the issuance or sale of junior stock) involving an effective cost of money to the Company, computed in accordance with generally accepted financial practice, of less than 7.45% per annum.

          (iv) The liquidation price of the shares of this Series, in case of voluntary liquidation, dissolution or winding up, shall be an amount equal to the redemption price per share applicable on the date of such voluntary liquidation, dissolution or winding up.

          (v) There shall be no sinking fund with respect to the shares of this Series.

          (vi) The holders of shares of this Series shall have no right to convert such shares into shares of Common Stock of the Company.

     (14) The designation, number, relative rights and preferences of the Cumulative Preferred Stock, 7.36% Series, $100 par value (insofar as they supplement the provisions which are applicable to all shares of Preferred Stock, irrespective of series, contained in the Company's Articles of Incorporation, as amended), as fixed by the Board of Directors before the issuance of such series, are as follows:

          (i)   The series shall be designated as Cumulative Preferred
          Stock, 7.36% Series, $100 par value (hereinafter called "this Series"), and shall consist of 750,000 shares. Such number shall not be increased.

          (ii) The dividend rate on the shares of this Series shall be $7.36 per share per annum; such dividends shall be fully cumulative from December 13, 1972 (except that dividends on shares originally issued after January 15, 1973 shall be fully cumulative from the next preceding quarter-yearly dividend payment date) and shall be payable quarterly on the fifteenth day of January, April, July and October in each year.

          (iii) The shares of this Series shall be redeemable at: $107.50 per share if redeemed prior to December 1, 1977; $105 per share if redeemed thereafter and prior to December 1, 1982; $102.50 per share if redeemed thereafter and prior to December 1, 1987; and $101 per share if redeemed thereafter; plus, in each case, an amount equal to dividends accrued to the redemption date; provided, however, that prior to December 1, 1977 no shares of this series may be redeemed, directly or indirectly from the proceeds or in anticipation of any refunding operation (other than through the issuance or sale of junior stock) involving an effective cost of money to the Company, computed in accordance with generally accepted financial practice, of less than 7.36% per annum.

          (iv) The liquidation price of the shares of this Series, in case of voluntary liquidation, dissolution or winding up, shall be an amount equal to the redemption price per share applicable on the date of such voluntary liquidation, dissolution or winding up.

          (v) There shall be no sinking fund with respect to the shares of this Series.

          (vi) The holders of shares of this Series shall have no right to convert such shares into shares of Common Stock of the Company.

     (15) The designation, number, relative rights and preferences of the Cumulative Preferred Stock, 9.72% Series, $100 par value (insofar as they supplement the provisions which are applicable to all shares of Preferred Stock, irrespective of series, contained in the Company's Articles of Incorporation, as amended), as fixed by the Board of Directors before the issuance of such series, are as follows:

          (i) The series shall be designated as Cumulative Preferred Stock, 9.72% Series, $100 par value (hereinafter called "this Series"), and shall consist of 600,000 shares. Such number shall not be increased.

          (ii) The dividend rate on the shares of this Series shall be $9.72 per share per annum; such dividends shall be fully cumulative from the date of original issue and shall be payable quarterly on the fifteenth day of January, April, July and October in each year, commencing April 15, 1979.

          (iii) The shares of this Series shall be redeemable at the option of the Company, as a whole or in part, at: $109.72 per share if redeemed prior to January 15, 1984; $105.80 per share if redeemed thereafter and prior to January 15, 1989; $102.90 per share if redeemed thereafter and prior to January 15, 1994; and $101.00 per share if redeemed thereafter; plus, in each case, an amount equal to dividends accrued to the redemption date; provided, however, that prior to January 15, 1984 no shares of this Series may be redeemed, directly or indirectly from the proceeds or in anticipation of any refunding operation (other than through the issuance or sale of junior stock) involving an effective cost of money to the Company, computed in accordance with generally accepted financial practice, of less than 9.72% per annum.

          (iv) The liquidation price of the shares of this Series, in case of voluntary liquidation, dissolution or winding up, shall be an amount equal to the redemption price per share applicable on the date of such voluntary liquidation, dissolution or winding up.

          (v) The shares of this Series shall be entitled to the benefit of a sinking fund providing for the Company to redeem on January 15 in each year, commencing January 15, 1985, 30,000 shares of this Series at $100 per share, plus an amount equal to dividends accrued to the redemption date. The Company shall have the non-cumulative option to redeem up to an additional 30,000 shares of this Series on each such date at such sinking fund redemption price, and the option to credit shares of this Series purchased, redeemed or otherwise acquired by the Company at any time (other than for the sinking fund) to any annual sinking fund provision in lieu of redeeming shares as aforesaid.

          (vi) The holders of shares of this Series shall have no right to convert such shares into any other securities of the Company.

     (16) The designation, number, relative rights and preferences of the Cumulative Preferred Stock, 9.60% Series, $100 par value (insofar as they supplement the provisions which are applicable to all shares of Preferred Stock, irrespective of series, contained in the Company's Articles of Incorporation, as amended), as fixed by the Board of Directors before the issuance of such series, are as follows:

          (i) The series shall be designated as Cumulative Preferred Stock, 9.60% Series, $100 par value (hereinafter called "this Series"), and shall consist of 650,000 shares. Such number shall not be increased.

          (ii) The dividend rate on the shares of this Series shall be $9.60 per share per annum; such dividends shall be fully cumulative from the date of original issue and shall be payable quarterly on the fifteenth day of January, April, July and October in each year, commencing with the first such dividend payment date following the record date upon which such shares shall be issued and outstanding.

          (iii) The shares of this Series shall be redeemable out of funds (if any) legally available therefor at the option of the Company, as a whole or in part, at: $110 per share if redeemed prior to October 15, 1984; $107 per share if redeemed on or after October 15, 1984 and prior to October 15, 1989; $104 per share if redeemed on or after October 15, 1989 and prior to October 15, 1994; and $101 per share if redeemed on or after October 15, 1994; plus, in each case, an amount equal to dividends accrued to the redemption date; provided, however, that no shares of this Series shall be redeemed (a) directly or indirectly, from or in anticipation of the application of the proceeds of the sale of equity securities of the Company which are junior to this Series in right of payment of dividends or upon liquidation, or
          (b) prior to October 15, 1989, as part of, or in anticipation of, a refunding operation involving the application, directly or indirectly, of the proceeds of indebtedness or of the proceeds of the sale of equity securities which are senior to, or on a parity with, this Series in right of payment of dividends or upon liquidation, at an effective cost of money to the Company, computed in accordance with accepted financial practice, of less than 9.60% per annum.

          (iv) The liquidation price of the shares of this Series, in case of voluntary liquidation, dissolution or winding up, shall be an amount equal to the redemption price per share applicable on the date of such voluntary liquidation, dissolution or winding up.

          (v) The shares of this Series shall be entitled to the benefit of a sinking fund providing for the Company to redeem out of funds (if any) legally available therefor, pro rata among the holders of outstanding shares of this Series, on October 15, in each year, commencing October 15, 1985, the lesser of 32,500 shares of this Series or five percent of the aggregate number of shares of this Series issued on or before June 30, 1980 at $100 per share, plus an amount equal to dividends accrued to the redemption date, until such Series is fully redeemed. The Company shall have the non-cumulative option to as much as double any mandatory redemption payment; provided, however, that no more than the lesser of 220,000 shares of this Series or 33-1/3 percent of the aggregate number of shares of this Series issued on or before June 30, 1980 (such product rounded upward to the nearest multiple of 10,000 shares) may be redeemed pursuant to this option.

          (vi) The holders of shares of this Series shall have no right to convert such shares into any other securities of the Company.

                         DIVISION II - PREFERENCE STOCK

     (1) The Preference Stock shall be stock junior to the Preferred Stock both as to dividends and upon any liquidation, dissolution or winding up of the Company. The Preference Stock may be issued from time to time as follows:

          (a) As fully-paid and nonassessable shares of one or more series of Preference Stock, and in the resolution or resolutions providing for the issue of shares of each particular series, before issuance, the Board of Directors is expressly authorized to fix the relative rights, preferences and limitations of shares of each particular series to the full extent now or hereafter permitted by law, including, but without limiting the generality of the foregoing:

               (i) the distinctive serial designation of such series, and the number of shares which shall constitute such series, which number may be increased (unless otherwise provided for such series) from time to time by like action of the Board of Directors to the extent permitted by law;

               (ii) the annual dividend rate, and the dividend payment dates (which dates shall be quarter-yearly), for such series, and the date or dates from which dividends on shares of such series shall be cumulative;

               (iii) the redemption price or prices for such series, which may consist of a redemption price or scale of redemption prices applicable only to redemption for a sinking fund and a different redemption price or scale of redemption prices applicable to any other redemption;

               (iv) the amount or amounts payable on shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company;

               (v) the obligation, if any, of the Company to retire shares of such series pursuant to a sinking fund (which term as used herein shall include any fund or requirement for the periodic redemption or purchase of shares), and the terms and provisions of such sinking fund;

               (vi) the terms and conditions, if any, upon which shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms and conditions of change in basis or adjustment thereof, if any.

          (b) All shares of the Preference Stock shall be of equal rank with each other, regardless of series, and shall be identical with each other in all respects except as provided in or permitted by paragraph
          (a) of this subdivision (1) and paragraph (c) of subdivision (8), and the shares of the Preference Stock of any one series shall be identical with each other in all respects except as to the dates from and after which dividends thereon shall be cumulative.

          (c) In case the stated dividends and the amounts payable on liquidation are not paid in full, the shares of all series of the Preference Stock shall share ratably in the payment of dividends including accumulations, if any, in accordance with the sums which would be payable on said shares if all dividends were declared and paid in full, and in any distribution of assets other than by way of dividends in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full.

     (2) Subject to the provisions of subdivision (3) of Division I, the holders of Preference Stock shall be entitled to receive, buy only when and as declared by the Board of Directors and only out of surplus legally available for the payment of dividends, cumulative cash dividends at the annual rate for each particular series and no more, payable quarter-yearly in each year on the dividend payment dates theretofore fixed for such series to stockholders of record on the respective dates, not exceeding forty days preceding such dividend payment dates, fixed for each dividend when it is declared, cumulative from and after the date or dates fixed for each particular series. Any arrearages in the payment of dividends shall not bear interest.

     (3) While any of the Preference Stock is outstanding, no dividend shall be paid or declared, nor any distribution be made, on any junior stock (stock junior to the Preference Stock either as to dividends or upon any liquidation, dissolution or winding up) other than a dividend payable in junior stock, nor shall any shares of junior stock be acquired (other than by an acquisition of shares of junior stock in exchange for, or through application of an amount not in excess of the proceeds of the sale of, shares of junior stock) by the Company or by any subsidiary (which term as used herein shall mean any corporation a majority of the shares of which at the time outstanding having voting power for the election of Directors, either at all times or only so long as no senior class of stock has voting power because of default in dividends or some other default, is owned directly or indirectly by the Company):

          (a) unless all dividends on the Preference Stock of all series accrued for all past quarter-yearly dividend periods shall have been paid and the full dividends thereon for the then current quarter-yearly dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart; and

          (b) unless, if at the time the Company is obligated to retire shares of the Preference Stock pursuant to a sinking fund, the Company shall have redeemed or purchased all shares of the Preference Stock then or theretofore required to be redeemed or purchased pursuant to all sinking funds provided for the Preference Stock.

     Subject to the foregoing provisions and to any further limitations prescribed by or in accordance with the provisions of Division I and this Division II with respect to the Preferred Stock and the Preference Stock, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on junior stock from time to time out of any funds of the Company legally available for the payment of dividends, and the Preference Stock shall not be entitled to participate in any such dividends.

     (4) Subject to the provisions in Division I and this Division II with respect to the Preferred Stock and the Preference Stock, the Board of Directors shall have power from time to time to fix, determine and vary the amount of working capital of the Company and to direct and determine the use and disposition of any surplus of the Company over and above the capital of the Company, and to use the surplus of the Company for the purpose of acquiring any of the stock of the Company, and to reissue and sell any of the stock so acquired.

     (5) Subject to the provisions of subdivision (3) of Division I and the provisions of this Division II, the Company at its option, acting by its Board of Directors, or for the purpose of any sinking fund, may redeem the whole or any part of the Preference Stock at any time outstanding, or the whole or any part of any series thereof, at any time or from time to time, upon notice duly given as hereinafter specified, at the applicable redemption price or prices fixed by the resolutions creating the series, together with a sum, in the case of each share so to be redeemed, computed at the annual dividend rate for the series of which the particular share is a part, from and after the date on which dividends on such share became cumulative to and including the date fixed for such redemption, less the aggregate of the dividends theretofore and on such redemption date paid thereon, but computed without interest.

          Notice of every redemption of Preference Stock shall be given by publication at least once in a newspaper printed in the English language, customarily published on each business day, and of general circulation in the Borough of Manhattan, The City of New York, such publication to be at least on the thirtieth day prior to the date fixed for such redemption. Notice of every such redemption shall also be mailed at least on the thirtieth day prior to the date fixed for such redemption to the holders of record of the shares so to be redeemed at their respective addresses as the same shall appear on the books of the Company; but no failure to mail such notice nor any defect therein nor in the mailing thereof shall affect the validity or effectiveness of the redemption of any shares so to be redeemed.

          In case of any redemption of a part only of the Preference Stock, or any series thereof, at the time outstanding, the redemption may be either pro rata or by lot. The Board of Directors shall have full power and authority to prescribe the manner and method in which the drawings by lot or the pro rata redemption shall be conducted and, subject to the provisions in Division I and this Division II with respect to the Preferred Stock and the Preference Stock, the terms and conditions upon which the Preference Stock shall be redeemed from time to time.

          If any such notice of redemption shall have been duly given and if, on or before the redemption date specified therein, all funds necessary for such redemption shall have been set aside by the Company, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, all shares so called for redemption shall no longer be deemed outstanding on and after such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on redemption thereof, without interest, and the right to exercise on or before the date fixed for redemption, privileges of exchange or conversion, if any, not theretofore expired.

          If any such notice of redemption shall have been duly given or if the Company shall have given to the bank or trust company hereinafter referred to irrevocable written authorization promptly to give or complete such notice, and if on or before the redemption date specified therein all funds necessary for such redemption shall have been deposited by the Company with a bank or trust company in good standing, designated in such notice, organized under the laws of the United States of America or of the State of New York, doing business in the Borough of Manhattan, The City of New York, having a capital surplus and undivided profits aggregating at least $50,000,000 according to its last published statement of condition, in trust for the pro rata benefit of the holders of the shares so called for redemption, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit all shares of the Preference Stock so called for redemption shall no longer be deemed to be outstanding and all rights with respect to such shares shall forthwith cease and terminate, except only the right of the holders thereof to receive from such bank or trust company at any time after the time of such deposit the funds so deposited, without interest, and the right to exercise on or before the date flxed for redemption, privileges of exchange or conversion, if any, not theretofore expired. Any interest accrued on such funds shall be paid to the Company from time to time.

          Any funds so set aside or deposited by the Company which shall not be required for such redemption because of the exercise of any right of conversion or exchange subsequent to the date of such setting aside or deposit shall be released or repaid to the Company forthwith.

          While any dividends payable on the Preference Stock shall be in arrears, no shares of such Stock shall be redeemed by the Company (for the purpose of any sinking fund or otherwise) unless all such Stock then outstanding shall simultaneously be redeemed and no shares of such Stock shall be purchased by the Company or any subsidiary (for the purpose of any sinking fund or otherwise) unless such purchase shall be pursuant to tenders called for on at least twenty (20) days' prior written notice given by mail to the holders of record of the Preference Stock addressed to them at their respective addresses as the same shall appear on the books of the Company and the shares so purchased shall be those tendered at the lowest prices pursuant to such call for tenders, except in any case where such redemption or purchase shall have been authorized pursuant to paragraph (d) of subdivision (8) hereof, subject nevertheless in all cases to the provisions of subdivision (3) of Division I. Subject to the foregoing, the Board of Directors shall have full power and authority to prescribe the manner in which the call for tenders shall be conducted, and the terms and conditions upon which the Preference Stock shall be purchased pursuant to such tenders.

     (6) Subject to the provision of subdivision (6) of Division I, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Preference Stock of each series then outstanding shall be entitled to receive out of the assets of the Company, before any distribution or payment shall be made to the holders of the junior stock, the amount or amounts payable on shares of such series fixed by the resolution creating the series, and if payment shall have been made in full to the holders of the Preference Stock on voluntary or involuntary liquidation, dissolution or winding up, the remaining assets of the Company shall be distributed among the holders of the junior stock, pro rata in accordance with their respective rights. For the purpose of this subdivision (6), the sale, lease or conveyance of all or substantially all the property or business of the Company to, or the consolidation or merger of the Company with, any other corporation or corporations shall not be deemed to constitute a liquidation, dissolution or winding up of the Company, voluntary or involuntary.

     (7) No holder of Preference Stock shall have any preemptive or preferential right to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever, or of securities convertible into any stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend or otherwise.

     (8) The consent of the holders of at least two-thirds of the Preference Stock at the time outstanding, in the case of the matters specified in clauses (a) and (c) of this subdivision (8), and of at least a majority of such Stock, in the case of the matters specified in clauses (b), (d) and
     (e) of this subdivision (8), given in person or by proxy, either in writing or at a special meeting called for the purpose, at which the Preference Stock shall vote separately as a class (unless the consent of the holders of a larger amount of such Stock is then required by law) shall be necessary to effect or validate any one or more of the following:

          (a) To authorize any class of stock of the Company ranking prior to the Preference Stock.

          (b) To authorize any class of stock of the Company ranking on a parity with the Preference Stock, or to authorize any increase in the authorized amount of any class of stock of the Company ranking prior (other than any increase in the authorized amount of Preferred Stock), or on a parity with, the Preference Stock;

          (c) The amendment, alteration or repeal of any of the provisions of the Articles of Incorporation of the Company, as amended (other than any amendment, alternation or repeal to authorize any class of stock of the Company ranking on a parity with the Preference Stock, or to authorize any increase in the authorized amount of any class of stock of the Company ranking prior to [including any increase in the authorized amount of Preferred Stock], or on a parity with, the Preference Stock), so as to affect adversely any right, preference, privilege or voting power of the Preference Stock; provided that if any such amendment, alternation or repeal shall affect adversely any right, preference, privilege or voting power of one or more, but not all, of the series of Preference Stock at the time outstanding, the consent of the holders of at least two-thirds of the shares then outstanding of all such series so affected (voting separately as a single class unless such amendment, alteration or repeal shall unequally so affect a particular series, in which case each series so affected shall vote separately as a series), similarly given, shall be required in lieu of the consent of the holders of two-thirds of the Preference Stock voting as a class;

          (d) The purchase otherwise than pursuant to tenders as hereinabove provided or the redemption of less than all of the Preference Stock at the time outstanding, unless the full dividend on the Preference Stock for all past quarter-yearly dividend periods shall have been paid or declared and a sum sufficient for the payment thereof set apart; or

          (e) The voluntary liquidation, dissolution or winding up of the Company, or the sale, lease or conveyance of all or substantially all of the property or business of the Company to, or a consolidation or merger of the Company with, any other corporation or corporations (other than the consolidation or merger of the Company with any corporation or corporations, all the outstanding stock of which it then owns);

     provided that no vote or consent of the holders of the Preference Stock shall be required under the provisions of this subdivision (8) if, at or prior to the time when the act with respect to which such vote or consent would otherwise be required shall be effected, provision is to be made in accordance with the provisions of the fifth paragraph of subdivision (5) for the redemption of all shares of Preference Stock at the time outstanding, and such redemption is not prohibited by the provisions of subdivision (3) of Division I.

     (9) Unless and until four quarter-yearly dividends (whether or not consecutive) payable on the Preference Stock of any series shall be in default, in whole or in part, the entire voting power and all voting rights, except as otherwise specifically provided in subdivisions (8) and
     (9) of Division I or subdivision (8) hereof or as required by law, shall be vested exclusively in the Common Stock. If and when four quarter-yearly dividends (whether or not consecutive) payable on the Preference Stock of any series shall be in default, in whole or in part, the number of Directors constituting the Board of Directors shall be increased by two (such two Directors being herein sometimes called the "additional two Directors") and the holders of the outstanding Preference Stock (of all series), voting separately as a class, regardless of series, shall thereupon, in addition to the voting rights specifically provided in subdivision (8) hereof and required by law, become entitled, at any annual meeting of the stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Preference Stock called as hereinafter provided, until all dividends in default shall have been paid as hereinafter provided, to elect the additional two Directors. However, if and when all dividends then in default on the Preference Stock of each series then outstanding shall thereafter be paid, the Preference Stock shall then be divested of such voting power, but always subject to the same provisions for the vesting of such voting power in the Preference Stock in case of any similar future default or defaults. Upon termination of the voting power of the Preference Stock at any time by reason of the payment of all defaulted dividends on such Stock, the terms of office of the additional two Directors (whether elected by vote of the holders of the Preference Stock or to fill a vacancy) shall forthwith terminate and the number of Directors constituting the Board of Directors shall be reduced accordingly.

          At any time after such voting power shall have become so vested in the Preference Stock, a special meeting of the holders of the Preference Stock may be held for the purpose of electing the additional two Directors, at the place, upon the notice and at the time provided by the Company's By-Laws for a special meeting of stockholders. The Secretary of the Company, upon the written request of the owners of record of not less than five percent of the Preference Stock outstanding at the time, within ten days after receipt of any such request, shall give the direction for the holding of such a special meeting of the holders of the Preference Stock on a day not more than forty days after the date of the giving of such direction; and, if the Secretary shall fail to give such direction within ten days after receipt of any such request, then the owners of record of not less than five percent of the Preference Stock outstanding at the time may designate in writing one of their number to call such meeting, and the person designated may call such meeting to be held at the place and upon the notice above provided, and for that purpose shall have access to the stock books of the Company. If such special meeting of the holders of the Preference Stock shall not be held, then at the annual meeting of stockholders next succeeding the accrual of such voting power or special meeting held in place thereof, the holders of the Preference Stock, voting separately as a class, shall be entitled to receive notice of meeting and to elect the additional two Directors, with the same validity and effect as if such election had occurred at a special meeting of the holders of the Preference Stock, held as hereinabove provided. At any meeting at which the holders of the Preference Stock shall be entitled to elect the additional two Directors, the holders of at least a majority of the then outstanding shares of the Preference Stock, whether present in person or by proxy, shall be sufficient to constitute a quorum for the election of, and a plurality of the votes of the holders of the Preference Stock so present at any such meeting at which there shall be such a quorum shall be sufficient to elect, the additional two Directors. The Directors elected at any such meeting shall hold office until the next annual meeting of stockholders or special meeting held in place thereof or as otherwise provided herein. In case of any vacancy in the Board of Directors occurring among the additional two Directors (whether elected by the holders of the Preference Stock or to fill a vacancy), the remaining such Director may elect a successor to hold office until the next annual meeting of the stockholders or special meeting held in place thereof or as otherwise provided above. If not so filled prior to the next succeeding annual meeting of stockholders, such vacancy may be filled at such annual meeting by the vote of the holders of the Preference Stock, voting separately as a class.

     (10) The designation, number, relative rights and preferences of the $2.75 Series Preference Stock (Cumulative, $1 Par Value) (insofar as they supplement the provisions which are applicable to all shares of Preference Stock, irrespective of series, contained in the Company's Articles of Incorporation, as amended), as flxed by the Board of Directors before the issuance of such series, are as follows:

          (i) The series shall be designated as $2.75 Series Preference Stock (Cumulative, $1 Par Value) (hereinafter called "this Series"), and shall consist of 2,000,000 shares. Such number shall not be increased.

          (ii) The dividend rate on the shares of this Series shall be $2.75 per share per annum; such dividends shall be fully cumulative from the date of original issue and shall be payable quarterly on the fifteenth day of January, April, July and October in each year, commencing October 15, 1975.

          (iii) The shares of this Series shall be redeemable at the option of the Company, as a whole or in part, at: $27.75 per share if redeemed prior to July 15, 1980; $26.95 per share if redeemed thereafter and prior to July 15, 1985; $26.10 per share if redeemed thereafter and prior to July 15, 1990; and $25.25 per share if redeemed thereafter; plus, in each case, an amount equal to dividends accrued to the redemption date provided, however, that prior to July 15, 1980, none of the shares of this Series shall be so redeemed, directly or indirectly from the proceeds or in anticipation of any refunding operation (other than through the issuance or sale of junior stock) involving an effective cost of money to the Company, computed in accordance with generally accepted financial practice, of less than 11.50% per annum.

          (iv) The liquidation price of the shares of this Series, in the case of voluntary liquidation, dissolution or winding up, shall be an amount equal to the redemption price per share applicable on the date of such voluntary liquidation, dissolution or winding up, plus dividends accrued to the date of such liquidation, dissolution or winding up.

          (v) The liquidation price of the shares of this Series, in case of involuntary liquidation, dissolution or winding up, shall be $25, plus dividends accrued to the date of such liquidation, dissolution or winding up.

          (vi) The shares of this Series shall be entitled to the benefit of a sinking fund providing for the Company to redeem on July 15 in each year, commencing July 15, 1980, 100,000 shares of this Series at $25 per share, plus an amount equal to dividends accrued to the redemption date. The Company shall have the non-cumulative option to redeem up to an additional 100,000 shares of this Series on each such date at such sinking fund redemption price, and the option to credit shares of this Series purchased, redeemed or otherwise acquired by the

          Company at any time (other than for the sinking fund) to any annual sinking fund provision in lieu of redeeming shares as aforesaid.

          (vii) The holders of shares of this Series shall have no right to convert such shares into any other securities of the Company.

     (11) The designation, number, relative rights and preferences of the $2.75 Series B Preference Stock (Cumulative, $1 Par Value) (insofar as they supplement the provisions which are applicable to all shares of Preference Stock, irrespective of series, contained in the Company's Articles of Incorporation, as amended), as fixed by the Board of Directors before the issuance of such series, are as follows:

          (i) The Series shall be designated as $2.75 Series B Preference Stock (Cumulative, $1 Par Value) (hereinafter called "this Series"), and shall consist of 2,000,000 shares. Such number shall not be increased.

          (ii) The dividend rate on the shares of this Series shall be $2.75 per share per annum; such dividends shall be fully cumulative from the date of original issue and shall be payable quarterly on the fifteenth day of January, April, July and October in each year, commencing April 15, 1976.

          (iii) The shares of this Series shall be redeemable at the option of the Company, as a whole or in part, at: $27.75 per share if redeemed prior to January 15, 1981; $26.95 per share if redeemed thereafter and prior to January 15, 1986; $26.10 per share if redeemed thereafter and prior to January 15, 1991; and $25.25 per share if redeemed thereafter; plus, in each case, an amount equal to dividends accrued to the redemption date; provided, however, that prior to January 15, 1981, none of the shares of this Series shall be so redeemed, directly or indirectly, from the proceeds or in anticipation of any refunding operation (other than through the issuance or We of junior stock) involving an effective cost of money to the Company, computed in accordance with generally accepted financial practice, of less than 11.53% per annum.

          (iv) The liquidation price of the shares of this Series, in the case of voluntary liquidation, dissolution or winding up, shall be an amount equal to the redemption price per share applicable on the date of such voluntary liquidation, dissolution or winding up, plus dividends accrued to the date of such liquidation, dissolution or winding up.

          (v) The liquidation price of the shares of this Series, in case of involuntary liquidation, dissolution or winding up, shall be $25, plus dividends accrued to the date of such liquidation, dissolution or winding up.

          (vi) The shares of this Series shall be entitled to the benefit of a sinking fund providing for the Company to redeem on January 15 in each year, commencing January 15, 1981, 100,000 shares of this Series at $25 per share, plus an amount equal to dividends accrued to the redemption date. The Company shall have the non-cumulative option to redeem up to an additional 100,000 shares of this Series on each such date at such sinking fund redemption price, and the option to credit shares of this Series purchased, redeemed or otherwise acquired by the Company at any time (other than for the sinking fund) to any annual sinking fund provision in lieu of redeeming shares as aforesaid.

          (vii) The holders of shares of this Series shall have no right to convert such shares into any other securities of the Company.

     (12) The designation, number, relative rights and preferences of the $2.28 Series Preference Stock (Cumulative, $1 Par Value) (insofar as they supplement the provisions which are applicable to all shares of Preference Stock, irrespective of series, contained in the Company's Articles of Incorporation, as amended), as fixed by the Board of Directors before the issuance of such series, are as follows:

          (i) The series shall be designated as $2.28 Series Preference Stock (Cumulative, $1 Par Value) (hereinafter called "this Series"), and shall consist of 2,000,000 shares. Such number shall not be increased.

          (ii) The dividend rate on the shares of this Series shall be $2.28 per share per annum; such dividends shall be fully cumulative from the date of original issue and shall be payable quarterly on the fifteenth day of January, April, July and October in each year, commencing April 15, 1978.

          (iii) The shares of this Series shall be redeemable at the option of the Company, as a whole or in part, at $27.30 per share if redeemed prior to January 15, 1983; $26.50 per share if redeemed thereafter and prior to January 15, 1988; $25.75 per share if redeemed thereafter and prior to January 15, 1993; $25.25 per share if redeemed thereafter; plus, in each case, an amount equal to dividends accrued to the redemption date; provided, however, that prior to January 15, 1983, none of the shares of this Series shall be so redeemed, directly or indirectly, from the proceeds or in anticipation of any refunding operation (other than through the issuance and sale of junior stock) involving an effective cost of money to the Company, computed in accordance with generally accepted financial practice, of less than 9.48% per annum.

          (iv) The liquidation price of the shares of this Series, in the case of voluntary liquidation, dissolution or winding up, shall be an amount equal to the redemption price per share applicable on the date of such voluntary liquidation, dissolution or winding up, plus dividends accrued to the date of such liquidation, dissolution or winding up.

          (v) The liquidation price of the shares of this Series, in case of involuntary liquidation, dissolution or winding up, shall be $25, plus dividends accrued to the date of such liquidation, dissolution or winding up.

          (vi) There shall be no sinking fund with respect to the shares of this Series.

          (vii) The holders of shares of this Series shall have no right to convert such shares into any other securities of the Company.


                      Division III--Other Stock Provisions

     (1) At all times each stockholder of the Company of any class who at the time possesses voting power for any purpose shall, for such purpose, be entitled to one vote for each share of such stock standing in his name on the books of the Company, provided that in all elections for directors every stockholder entitled to vote shall have the right to vote the number of shares of stock owned by him for each of as many persons as are to be elected directors by stockholders of his class, or to cumulate all the votes he could cast for election of directors and cast them all for one candidate or distribute them among candidates for whom he is entitled to vote, as he shall think fit.

     (2) No holder of Common Stock shall have any preemptive or preferential right to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever, or of securities convertible into any stock of any class whatsoever, or of securities carrying options, warrants or other rights to purchase stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend or otherwise, or to have any other preemptive or preferential right as now or hereafter deemed by the laws of the State of Michigan.


                                   ARTICLE VI

    To the full extent permitted by the Michigan Business Corporation Act or any other applicable laws presently or hereafter in effect, no director of the Company shall be personally liable to the Company or its shareholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Company. Any repeal or modification of this Article VI shall not adversely affect any right or protection of a director of the Company existing immediately prior to such repeal or modification.


                                   ARTICLE VII

    `Each person who is or was or had agreed to become a director or officer of the Company, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors as an employe or agent of the Company or as a director, officer, employe or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Company to the full extent permitted by the Michigan Business Corporation Act or any other applicable laws as presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, the Company may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article. Any repeal or modification of this
Article VII shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.


                                  ARTICLE VIII

    The term of the corporate existence is perpetual.


    5. These Restated Articles of Incorporation were duly adopted by the Board of Directors on the 25th day of November, 1991, in accordance with the provisions of Section 642, Act 121 Michigan Public Acts of 1989, the laws of the State of Michigan and the By-Laws of the corporation.

    6. These Restated Articles of Incorporate only restate and integrate and do not further amend the provisions of the Articles of Incorporation as heretofore amended or restated and there is no material discrepancy between those provisions and the provisions of these Restated Articles of Incorporation.

     Dated this 25th day of November, 1991.

                                             The Detroit Edison Company


                                             By       John E. Lobbia/s/
                                               --------------------------------
                                                   Chairman of the Board


State of Michigan    )
                     ) ss.:
County of Wayne      )

     On this 25th day of November, 1991, before me personally appeared John E. Lobbia to me known to be the person described in and who executed the foregoing instrument and who, being sworn, acknowledged that he, John E. Lobbia, is Chairman of the Board of The Detroit Edison Company, a Michigan corporation, and that he executed the foregoing Restated Articles of Incorporation on behalf of said corporation for the uses and purposes therein set forth, and that he was duly authorized by resolutions of the directors of the corporation to execute the same on behalf of the Company, and the execution thereof was the free act and deed of said corporation.


                                                   Susan M. Beale/s/
                                          -------------------------------------
                                                     Notary Public
                                                Oakland County, Michigan
                                            Acting in Wayne County, Michigan
                                           My Commission Expires: May 26, 1993

                       CERTIFICATE CONTAINING RESOLUTIONS
                                       OF
                             THE BOARD OF DIRECTORS
                                       OF
                           THE DETROIT EDISON COMPANY

             ESTABLISHING AND DESIGNATING THE SERIES AND PRESCRIBING
                       THE RELATIVE RIGHTS AND PREFERENCES
                                     OF THE
                    CUMULATIVE PREFERRED STOCK, 7.74% SERIES,
                                 $100 PAR VALUE
    UNDER SECTION 302(4) OF THE MICHIGAN BUSINESS CORPORATION ACT, AS AMENDED

     The Detroit Edison Company does hereby certify that, pursuant to authority vested in the Board of Directors of the Corporation by Article V of the Articles of Incorporation of the Corporation, said Board of Directors, at a meeting duly held and convened on the 27th day of July, 1992, at which meeting a quorum was present and acting throughout, adopted resolutions providing for the issue of a series of Preferred Stock, and that pursuant to the authority granted by the Board of Directors of the Corporation to the undersigned L. L. Loomans, Vice President and Treasurer of the Corporation, the terms of such series are hereby established and resolved to be as follows:

     Resolved, that shares of the authorized Preferred Stock of the Corporation be issued in and constitute a series designated and having relative rights and preferences as follows (insofar as they supplement the provisions which are applicable to all shares of Preferred Stock, irrespective of series, now contained in the Corporation's Articles of Incorporation):

          (i) The series shall be designated as Cumulative Preferred Stock, 7.74% Series, $100 par value (hereinafter called "this Series") and shall consist of 500,000 shares. Such number shall not be increased.

          (ii) The dividend rate on the shares of this Series shall be $7.74 per share per annum; such dividends shall be fully cumulative from the date of original issue and shall be payable quarterly on the fifteenth day of January, April, July and October in each year, commencing July 15, 1993.

          (iii) The shares of this Series shall be redeemable at the option of the Corporation, as a whole or in part, on and after July 15, 1998 at $100.00 per share plus an amount equal to dividends accrued to the redemption date.

          (iv) The liquidation price of the shares of this Series, in case of voluntary liquidation, dissolution or winding-up, shall be an amount equal to the redemption price per share applicable on the date of such voluntary liquidation, dissolution or winding-up.

          (v) There shall be no sinking fund with respect to the shares of this Series.

                                        ----------------------------------------
                                                         FILED
                                                      APR 21 1993
                                                     ADMINISTRATOR
                                        ----------------------------------------

                                        ----------------------------------------
                                             MICHIGAN DEPARTMENT OF COMMERCE
                                             CORPORATION & SECURITIES BUREAU
                                        ----------------------------------------

          (vi) The holders of shares of this Series shall have no right to convert such shares into any other securities of the Corporation.

     IN WITNESS WHEREOF, this Certificate has been executed on the 19th day of April, 1993.

                                           The Detroit Edison Company



                                           By       L. L. Loomans/s/
                                              ---------------------------------
                                                          L. L. Loomans
                                               Vice President and Treasurer


[Corporate Seal]

Attest:

          Susan M. Beale/s/
----------------------------------------
                   Susan M. Beale
                 Corporate Secretary



STATE OF MICHIGAN          )
                           ) ss:
County of Wayne            )

     On this 19th day of April, 1993, before me personally appeared L. L. Loomans, to me known to be the person described in and who executed the foregoing instrument and who, being sworn, acknowledged that he, L. L. Loomans, is the Vice President and Treasurer of The Detroit Edison Company, a Michigan corporation, and that he executed the foregoing Certificate on behalf of said Corporation for the uses and purposes therein set forth, and that he was duly authorized by resolutions of the Board of Directors of the Corporation to execute the same on behalf of the Corporation, and the execution thereof was the free act and deed of said Corporation.


                                                Pearl E. Kotter/s/
                                      -----------------------------------------
                                          Pearl E. Kotter, Notary Public
                                      Macomb County, MI (Acting in Wayne County)
                                         My Commission Expires August 23, 1993




[Notarial Seal]

                       CERTIFICATE CONTAINING RESOLUTIONS
                                       OF
                             THE BOARD OF DIRECTORS
                                       OF
                           THE DETROIT EDISON COMPANY

             ESTABLISHING AND DESIGNATING THE SERIES AND PRESCRIBING
                       THE RELATIVE RIGHTS AND PREFERENCES
                                     OF THE
                    CUMULATIVE PREFERRED STOCK, 7.75% SERIES,
                                 $100 PAR VALUE
    UNDER SECTION 302(4) OF THE MICHIGAN BUSINESS CORPORATION ACT, AS AMENDED

          The Detroit Edison Company does hereby certify that, pursuant to authority vested in the Board of Directors of the Corporation by Article V of the Articles of Incorporation of the Corporation, said Board of Directors, at a meeting duly held and convened on the 27th day of July, 1992, at which meeting a quorum was present and acting throughout, adopted resolutions providing for the issue of a series of Preferred Stock, and that pursuant to the authority granted by the Board of Directors of the Corporation to the undersigned Larry G. Garberding, Executive Vice President, Chief Financial Officer and a Director of the Corporation, the terms of such series are hereby established and resolved to be as follows:

          Resolved, that shares of the authorized Preferred Stock of the Corporation be issued in and constitute a series designated and having relative rights and preferences as follows (insofar as they supplement the provisions which are applicable to all shares of Preferred Stock, irrespective of series, now contained in the Corporation's Articles of Incorporation):

               (i) The series shall be designated as Cumulative Preferred Stock, 7.75% Series, $100 par value (hereinafter called "this Series") and shall consist of 1,500,000 shares. Such number shall not be increased.

               (ii) The dividend rate on the shares of this Series shall be $7.75 per share per annum; such dividends shall be fully cumulative from the date of original issue and shall be payable quarterly on the fifteenth day of January, April, July and October in each year, commencing April 15, 1993.

               (iii) The shares of this Series shall be redeemable at the option of the Corporation, as a whole or in part, on and after April 15, 1998 at $100.00 per share plus an amount equal to dividends accrued to the redemption date.

               (iv) The liquidation price of the shares of this Series, in case of voluntary liquidation, dissolution or winding-up, shall be an amount equal to the redemption price per share applicable on the date of such voluntary liquidation, dissolution or winding-up.

               (v) There shall be no sinking fund with respect to the shares of this Series.

                                               ---------------------------------
                                                            FILED
                                                         FEB 22 1993
                                               ---------------------------------

                                               ---------------------------------
                                                       ADMINISTRATOR
                                               MICHIGAN DEPARTMENT OF COMMERCE
                                               CORPORATION & SECURITIES BUREAU
                                               ---------------------------------

               (vi) The holders of shares of this Series shall have no right to convert such shares into any other securities of the Corporation.

          IN WITNESS WHEREOF, this Certificate has been executed on the 19th day of February, 1993.

                                   The Detroit Edison Company



                                   By            Larry G. Garberding/s/
                                     ------------------------------------------
                                                     Larry G. Garberding
                                                  Executive Vice President,
                                            Chief Financial Officer and Director


[Corporate Seal]

Attest:

          Susan M. Beale/s/
-------------------------------------
                Susan M. Beale
             Corporate Secretary



STATE OF MICHIGAN          )
                           ) ss:
County of Wayne            )

    On this 19th day of February, 1993, before me personally appeared Larry G. Garberding, to me known to be the person described in and who executed the foregoing instrument and who, being sworn, acknowledged that he, Larry G. Garberding, is the Executive Vice President, Chief Financial Officer and Director of The Detroit Edison Company, a Michigan corporation, and that he executed the foregoing Certificate on behalf of said Corporation for the uses and purposes therein set forth, and that he was duly authorized by resolutions of the Board of Directors of the Corporation to execute the same on behalf of the Corporation, and the execution thereof was the free act and deed of said Corporation.


                                              Pearl E. Kotter/s/
                                   --------------------------------------------
                                          Pearl E. Kotter, Notary Public
                                     Macomb County, MI (Acting in Wayne County)
                                        My Commission Expires August 23, 1993




[Notarial Seal]